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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K
                                CURRENT REPORT


Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934.


Date of Report (Date of earliest event reported):      December 22, 1998
                                                  -----------------------------

                            HICKORY TECH CORPORATION
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          (Exact name of registrant as specified in its charter)


         Minnesota                   0-13721                    41-1524393
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(State or other jurisdiction       (Commission                (IRS Employer
     of incorporation)             File Number)             Identification No.)



221 East Hickory Street, P.O. Box 3248, Mankato, MN                  56002-3248
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(Address of principal executive offices)                             (Zip code)


Registrant's telephone number including area code                (800) 326-5789
                                                   ----------------------------

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ITEM 5. OTHER EVENTS.

On December 22, 1998, Hickory Tech Corporation issued the following press release.


             HICKORY TECH CORPORATION ACQUIRES CELLULAR PROPERTY
                         IN MINNEAPOLIS/ST. PAUL AREA


Mankato, MN--Hickory Tech Corporation (HTC) today announced that it has signed a definitive agreement to acquire certain cellular telephone property in the Minneapolis/St. Paul, Minnesota area. The geography involved is a portion of the Mpls./St. Paul MSA (Metropolitan Statistical Area), which is generally represented as a ring around the metropolitan Twin Cities area. The cellular property is located in six Minnesota counties (including Chisago, Wright, Carver, Scott, Dakota and Anoka) and one in St. Croix County, Wisconsin. It covers a population of approximately 200,000 people.

Under terms of the agreement, HTC will acquire the assets and the license of this cellular business from McElroy Electronics Corporation, a Massachusetts company, in a cash transaction. This cellular property is the rural portion of the Mpls./St. Paul MSA, and has previously been served only partially with cellular telephone service on what is known as the "A" side of the market. This is the same system as the adjacent AT&T Wireless service.

Robert D. Alton, HTC's President, CEO and Chairman said, "The purchase of this additional cellular territory in the Minneapolis/St. Paul market is valuable to HTC for several reasons. First, the opportunity to acquire a new cellular property like this is unique. The financial success of other markets, including our own, justifies our interest. Second, because the property is directly adjacent to our existing property in Minnesota RSA 10 (dba Cellular One of Mankato), and links us with the metropolitan area, it expands the scope of our service area. Third, with our Collins customer base in Mpls./St. Paul (serving business users) and our expanding competitive local exchange customer base in these areas, having the wireless products to sell will enhance our ability to serve in many new ways."


This transaction is the second significant cellular acquisition for HTC within the year. In April 1998, HTC acquired Minnesota RSA 10 (dba Cellular One of Mankato), a cellular property serving a population of approximately 230,000 from Frontier Corporation.

There are no employees involved since the cellular system is not yet fully operational. Ultimately this territory will be served with seventeen digitized cell sites using the TDMA signaling format. The transaction requires the approval of the Federal Communications Commission, and is expected to close in the second quarter of 1999. Further details of the


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purchase were not disclosed. Hickory Tech Corporation is a diversified communications holding company located in Mankato, Minnesota. HTC is in its 100th year of operations with its roots in the local telephone exchange business. From this base it has expanded into four sectors: Local Telephone, Communication Products, Billing/Data Processing and Communication Services. For the year 1997, HTC had $76 million in revenue with operations in Minnesota, Iowa, and formerly in Texas. The NASDAQ symbol is HTCO. The Internet home page address is: http://www.hickorytech.com

                                  SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Date:      December 23, 1998
           ----------------------



                                  HICKORY TECH CORPORATION


                            By    /s/ Robert D. Alton, Jr.
                                  ---------------------------------------------
                                  Robert D. Alton, Jr., Chief Executive Officer


                            By    /s/  David A. Christensen
                                  ---------------------------------------------
                                  David A. Christensen, Chief Financial Officer